Exhibit 4.31

EXECUTION VERSION

Between

VTTI MLP B.V.

as the Company

and

THE COMPANIES LISTED IN SCHEDULE 1

as the Guarantors

and

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

TRADING AS RABOBANK INTERNATIONAL

as the Agent

GUARANTEE CONFIRMATION DEED

(ACCORDION INCREASE TO EUR 500,000,000

REVOLVING FACILITY AGREEMENT)

THIS DEED is dated 18 March 2015 and made between:

(1)	VTTI MLP B.V., a private company with limited liability with corporate seat in Rotterdam, having its address at K.P. van der Mandelelaan 130, 3062 MB Rotterdam, The Netherlands (the “Company”);

(2)	THE COMPANIES LISTED IN SCHEDULE 1 as the guarantors (the “Guarantors”); and

(3)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. TRADING AS RABOBANK INTERNATIONAL as agent of the Finance Parties under the Facility Agreement defined below (the “Agent”).

BACKGROUND:

(A)	By clause 19 (Guarantee and Indemnity) of the Facility Agreement (as defined below), the Company and the Guarantors guaranteed to each Finance Party (subject to the limitations set out therein) the punctual performance by each other Obligor of each Obligor’s obligations under the Finance Documents and undertook to indemnify the Finance Parties (the “Guarantee and Indemnity Obligations”).

(B)	The Company has requested certain Accordion Commitments to be made available under the Facility Agreement in the amount of EUR 80,000,000, to be documented by the Accordion Commitment Notice in accordance with clause 2.5 (Accordion Facility) of the Facility Agreement.

(C)	The Company and each of the Guarantors are entering into this Deed to provide confirmation to the Agent and the other Finance Parties that: (i) their respective obligations under the Finance Documents shall remain in full force and effect, and (ii) the Guarantee and Indemnity Obligations provided by them under the Facility Agreement shall continue in full force and effect, and extend to the Accordion Facility Amount.

IT IS AGREED as follows:

1.	DEFINITIONS

Capitalised terms defined in the Facility Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

“Accordion Commitment Notice” means the accordion commitment notice dated on or about the date of this Deed between the Company, the Agent and the Accordion Lenders.

“Accordion Effective Date” means the date specified in paragraph 7 of the Accordion Commitment Notice.

“Accordion Facility Amount” means the total amount specified in paragraph 3 of the Accordion Commitment Notice.

“Facility Agreement” means the EUR 500,000,000 revolving facility agreement dated 26 June 2014 and made between, amongst others, the Company, the Guarantors, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Labuan Branch, BNP Paribas, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. trading as Rabobank International, The Hongkong and Shanghai Banking Corporation Limited, ING Bank N.V., Oversea-Chinese Banking Corporation Limited, London Branch, Société Générale and Sumitomo Mitsui Banking Corporation, Singapore Branch as Arrangers, the Agent and the Lenders as defined therein (as may be supplemented, amended, novated and restated from time to time).

2.	GUARANTEE CONFIRMATION

With effect on and from the Accordion Effective Date, the Company and the Guarantors each confirm for the benefit of the Finance Parties that:

(a)	all of the Guarantee and Indemnity Obligations shall (i) continue in full force and effect notwithstanding the designation of any new document as a Finance Document (or any additions, amendments, novation, substitution or supplements of, or to, the Finance Documents) and/or the imposition of any amended, new or more onerous obligations under the Finance Documents in relation to any Obligor (including but not limited to the Accordion Facility Amount being made available pursuant to the terms of the Facility Agreement and the Accordion Commitment Notice) and (ii) extend to all new obligations assumed by an Obligor under any new Finance Document (including but not limited to the Accordion Facility Amount being made available pursuant to the terms of the Facility Agreement and the Accordion Commitment Notice); and

(b)	all other terms of, and its obligations under, the Finance Documents to which it is a party continue in full force and effect on the terms of the relevant Finance Document.

3.	MISCELLANEOUS

(a)	This Deed may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

(b)	For the purposes of the Facility Agreement, the Company and the Agent hereby designate this Deed as a Finance Document.

(c)	If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

(d)	The Company and each Guarantor shall, at the request of the Agent (acting reasonably), do all such acts and things necessary to give effect to the obligations effected, or to be effected, pursuant to this Deed.

(e)	The provisions of clause 1.2 (Construction), clause 1.3 (Currency Symbols and Definitions), clause 1.4 (Third Party Rights), clause 33 (Notices), clause 35 (Partial Invalidity) and clause 42 (Enforcement) of the Facility Agreement apply to this Deed as though they were set out in full in this Deed except that (i) references to the Facility Agreement are to be construed as references to this Deed and (ii) save for the Finance Parties that are not party to this Deed, a person that is not party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

(f)	This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS DEED has been executed and delivered as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1

THE GUARANTORS

Guarantor	Registration number	Jurisdiction of Incorporation

Eurotank Amsterdam B.V. A private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its seat (statutaire zetel) in Rotterdam, The Netherlands, having its office address at Van Riebeeckhavenweg 9, 1041 AD Amsterdam, The Netherlands	34105972	The Netherlands

Euro Tank Terminal B.V. A private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its seat (statutaire zetel) in Amsterdam, The Netherlands, having its office address at K.P. van der Mandelelaan 130, 3062 MB Rotterdam, The Netherlands	24363713	The Netherlands

VTTI Fujairah Terminals Ltd (VTTI FTL) FZC A free zone company with limited liability, incorporated in the Fujairah Free Zone and formed pursuant to Free Zone Law No. 1 of 2004	License No 2885	Fujairah, United Arab Emirates

Antwerp Terminal & Processing Company – Terminal NV (previously known as Antwerp Terminal & Processing Company NV)	0428.806.613	Belgium

Seaport Canaveral Corp.	File No. 4287174	Delaware, USA

ATT Tanjung Bin Sdn. Bhd.	755986-P	Malaysia

SIGNATURES

THE COMPANY

VTTI MLP B.V.

/s/ Rubel Yilmaz

By:	Rubel Yilmaz

Address:	K.P. van der Mandelelaan 130
3062 MB Rotterdam
The Netherlands

Fax:	+31 10 4531663

THE GUARANTORS

EUROTANK AMSTERDAM B.V.

/s/ Rubel Yilmaz

By:	Rubel Yilmaz

Address:	Eurotank Amsterdam B.V.
Van Riebeeckhavenweg 9
Amsterdam
The Netherlands
1041 AD

Fax:	+31(0) 20 4523 417

EURO TANK TERMINAL B.V.

/s/ J.J.L.M. de Moel

By:	J.J.L.M. de Moel

Address:	Euro Tank Terminal B.V.
K.P. van der Mandelelaan 130
3062 MB Rotterdam The Netherlands

Fax:	+31(0) 181 240041

VTTI FUJAIRAH TERMINALS LTD (VTTI FTL) FZC

/s/ Robert Nijst

By:	Robert Nijst

Address:	P.O. Box 1592
Fujairah
United Arab Emirates
1592

Fax:	+971 9 2228344/8693

ANTWERP TERMINAL & PROCESSING COMPANY – TERMINAL NV

/s/ Robert Nijst

By:	Robert Nijst

Title:	Director

Address:	Beliweg 20, Port number 279
Antwerp
Belgium
B-2030

Fax:	+32 (0)3 303 1663

SEAPORT CANAVERAL CORP.

/s/ Rubel Yilmaz

By:	Rubel Yilmaz

Address:	555 Hwy 401
Cape Canaveral
Florida, USA
32920

Fax:	+1-321-783-4892

ATT TANJUNG BIN SDN. BHD.

/s/ Rubel Yilmaz

By:	Rubel Yilmaz

Address:	Lot 8095-1, Wisma ATB
Pusat Petroleum Tanjung Bin
82030 Serkat, Pontian
Johor Darul Takzim

Fax:	+607-6962051

THE AGENT

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
TRADING AS RABOBANK INTERNATIONAL

/s/ M.J. van Dort	/s/ S. Jurjens-Schoonhoven

By: M.J. van Dort and S. Jurjens-Schoonhoven

Address:	Rabobank International
Corporate Banking Services
Location code UCZ-0010,
P.O. Box 17100, 3500 HG
Utrecht, the Netherlands
Fax: +31 30 291 87 79